DEFERRED COMPENSATION AGREEMENT
                                     BETWEEN
                                JEFFRY E. STERBA
                                       AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

         It is hereby agreed by Jeffry E. Sterba and Public Service Company of New Mexico (PNM) that payment for Mr. Sterba services as an employee of PNM for the pay period ending 11/17/95 through the pay period ending 12/15/95 will be deferred and will be paid on January 5, 1996.

         The amount of employee compensation subject to this agreement will be $11,450.25. No interest will be paid on the $11,450.25.

         The parties agree that, during the time this agreement is in effect, Mr. Sterba will be an unsecured creditor of PNM and will have no claims on the Company beyond those of any other unsecured creditor.

         It is further agreed that PNM will be held harmless, and that Mr. Sterba will be solely at risk for any unanticipated adverse tax consequences arising to either party as a result of this agreement, and that appropriate income and payroll taxes will be withheld at the time of payment.

         /s/ Jeffry E. Sterba            /s/ Donna M. Burnett
         --------------------            ----------------------------
         Jeffry E. Sterba                Name and Title of Public
                                         Service Company of New
                                         Mexico


     State of New Mexico
     County of Bernalillo
     Subscribed and sworn before me on this      13th       day of
                                             -------------
     November 1995 by Jeffry E. Sterba.
                      ----------------


        May 31, 1998                        /s/ Pamela M. Ragsdale
     ------------------                     ----------------------
     Commission Expires                     Notary Signature
                                            Pamela M. Ragsdale

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